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                                                                       EXHIBIT 5

                          Willkie Farr & Gallagher
                             One Citicorp Center
                            153 East 53rd Street
                       New York, New York  10022-4677






June 26, 1997


Knoll, Inc.
1235 Water Street
East Greenville, Pennsylvania  18041

Ladies and Gentlemen:

We have acted as counsel to Knoll, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 2,055,772 shares of the common stock of the Company, par value $.01 per share (the "Shares"), issuable pursuant to the terms of the Knoll, Inc. 1997 Employee Stock Purchase Plan, the Knoll, Inc. 1997 Stock Incentive Plan and The Knoll Retirement Savings Plan (collectively, the "Plans").

     We have examined copies of the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Registration Statement, and such other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that, with respect to the Shares to be originally issued, such Shares, when duly sold, issued and paid for in accordance with the terms of the Plans, will be duly authorized and validly issued and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securites and Exchange Commission.

Very truly yours,


/s/ Willkie Farr & Gallagher